Exhibit 99.2

                                                                                                                                                                                                                    News Release

Ashland to acquire Pharmachem Laboratories, a leading international provider of ingredients to global health and wellness industries and products to fragrance and flavor houses
Transaction expected to strengthen Ashland’s position in fast-growing nutraceutical end market while advancing the company’s processing know-how and formulation expertise

COVINGTON, KY, April 17, 2017 – Ashland Global Holdings Inc. (NYSE: ASH) today announced that its subsidiary has signed a definitive agreement to acquire privately owned Pharmachem Laboratories, Inc., a leading provider of quality ingredients to the global health and wellness industries and high-value differentiated products to fragrance and flavor houses. Under terms of the stock purchase agreement, Ashland will pay $660 million in an all-cash transaction that is expected to be completed before the end of the June quarter. The acquisition, which is subject to customary closing conditions and required regulatory approvals, will be funded with bank financing and available cash. The acquisition is expected to be accretive to Ashland’s earnings per share in the first year following the close of the transaction.

With annual revenues of approximately $300 million and 14 manufacturing facilities in the United States and Mexico, New Jersey-based Pharmachem develops, manufactures and supplies custom and branded nutritional and fragrance products. The 38-year-old company, whose customers are some of the best-known consumer brands in the world, sells to the following end markets:

●	Nutrition and health (43 percent of total sales) – Key supplier to $39 billion vitamin and dietary supplement market;
●	Fragrance and flavors (33 percent) – Primary application as an ingredient for fragrances in consumer products such as laundry detergents and fine perfumes;
●	Food, beverage and personal care (15 percent) – Ingredients used in products sold through specialty retailers, multi-level marketers, and topical skin care and cosmetics; and
●	Custom manufacturing (9 percent) – Services include refining, granulation and spray drying. Also operates one of the largest custom extraction facilities for natural ingredients in North America.

“The acquisition of Pharmachem offers a number of exciting growth opportunities in higher-margin end markets while also strengthening our specialty product line,” said William A. Wulfsohn, Ashland chairman and chief executive officer. “This combination will enhance our position in fast-growing nutraceutical end markets, open a new opportunity within fragrances and flavors, and strengthen Ashland’s food ingredient business by adding customized functional solutions.”

He continued: “We were also extremely impressed by Pharmachem’s world-class operations, leading market positions, dedicated employees and talented leadership team. In combining Pharmachem and Ashland, we can leverage our extensive sales channels, technical service network and global applications labs to accelerate Pharmachem’s growth. We look forward to discussing the Pharmachem transaction in more detail during our second-quarter earnings webcast next week and Ashland’s Investor Day in New York City on May 1.”

“This is a great strategic fit for Pharmachem as we look to build on our well-established track record of growth and financial performance,” said Colin MacIntyre, Pharmachem chief executive officer. “We have the opportunity to create something unique in our industry by combining Pharmachem’s custom manufacturing capabilities with Ashland’s formulation knowledge and excipients expertise. Together we can drive the next phase of Pharmachem’s growth while contributing to Ashland’s vision of creating the world’s premier specialty chemicals company.”

The all-cash purchase price of $660 million represents a transaction multiple of ~10.5x Pharmachem’s estimated fiscal 2017 adjusted EBITDA, or ~7.5x after adjusting for expected cost synergies and tax optimization. Ashland anticipates achieving meaningful cost synergies from leveraging combined capabilities, as well as tax synergies driven by the integration of Pharmachem into Ashland’s global business structure.

Slide presentation materials discussing the transaction will be posted to the Investor Relations section of Ashland’s website at http://investor.ashland.com.

BofA Merrill Lynch is acting as financial advisor to Ashland on the transaction and Cravath, Swaine & Moore LLP is acting as legal advisor.

Moelis & Company LLC is acting as financial advisor to Pharmachem on the transaction and Arnold & Porter Kaye Scholer LLP is acting as legal advisor.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical. At Ashland, we are 6,000 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Ashland also maintains a controlling interest in Valvoline Inc. (NYSE: VVV), a premium consumer-branded lubricant supplier. Visit ashland.com to learn more.

C-ASH

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements include statements relating to our expectation that the proposed acquisition of Pharmachem Laboratories, Inc. (Pharmachem) will be completed before the end of the June quarter and that the proposed acquisition will be accretive to earnings per share. In addition, Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the expected completion of the final separation of Valvoline Inc., the strategic and competitive advantages of each company, and future opportunities for each company, as well as the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the impact of acquisitions and/or divestitures Ashland has made or may make, including the proposed acquisition of Pharmachem (including the possibility that Ashland may not complete the proposed acquisition of Pharmachem or Ashland may not realize the anticipated benefits from such transactions); and severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov.  Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise. Information on Ashland’s and Pharmachem’s websites  is not incorporated into or a part of this news release.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:
Seth A. Mrozek
+1 (859) 815-3527
samrozek@ashland.com

Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com